Exhibit 10.19

CERO THERAPEUTICS, INC.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”) is made as of May [_], 2023 by and among Cero Therapeutics, Inc., a Delaware corporation (the “Company”), and the Holders listed on Schedule A hereto, each of which is herein referred to as an “Holder.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Convertible Notes.

1.1 Sale and Issuance of Series Convertible Notes.

(a) On the terms and subject to the conditions of this Agreement, each Holder agrees, severally and not jointly, to purchase at the relevant Closing and the Company agrees to sell and issue to each Holder at the applicable Closing (as defined below), a secured convertible promissory note substantially in the form attached hereto as Exhibit A (each, a “Note” and together, the “Notes”) in the principal amount set forth next to such Holder’s name on Schedule A hereof at a purchase price equal to the principal amount of each such Note (the “Purchase Price”).

2. Closings.

2.1 First Tranche Closing.

(a) The initial closing of the purchase and sale of Notes (the “First Tranche Initial Closing”) shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the parties mutually agree upon, orally or in writing (the “Initial Closing Date”). At the First Tranche Initial Closing, the Company shall sell and issue to each Holder, and each Holder shall purchase, on the terms and conditions set forth herein, a Note in the principal amount set forth opposite such Holder’s name on Schedule A-1 under the heading “First Tranche Loan Amount”.

(b) For a period of five business days following the First Tranche Initial Closing (the period commencing on the First Tranche Initial Closing and ending five business days later, the “First Tranche Closing Period”), the Company may issue and sell Notes to one or more Holders in the principal amount equal to such Holder’s First Tranche Loan Amount at one or more closings (together with the First Tranche Initial Closing, the “First Tranche Closings”) on the terms and conditions set forth herein, provided that each Holder shall become party to this Agreement by executing and delivering to the Company an additional counterpart signature page to this Agreement. Each Holder who, together with one or more of its affiliates purchases one or more Notes with an aggregate principal amount equal to or in excess of such Holder’s First Tranche Loan Amount shall be deemed a “Participating Holder” hereunder. The Company may amend Schedule A-1 to reflect any First Tranche Closings without the consent of any Holder.

2.2 Second Tranche Closing. Following the First Tranche Closing Period, the Company shall sell, and each Participating Holder shall purchase, on the terms and conditions set forth herein, a Note in the principal amount set forth opposite such Participating Holder’s name on Schedule A-2 under the heading “Second Tranche Loan Amount” (the “Second Tranche Notes”) in a closing (the “Second Tranche Closing Date”) to occur on a date specified by the Company at least 10 days, but no more than 30 days, following the date on which the Company delivers a notice (the “Second Tranche Notice”) to Participating Holders indicating that it will draw down the amounts of the Second Tranche, provided that such Second Tranche Initial Closing shall not occur prior to July 15, 2023. The sale of the Second Tranche Notes shall be made on the same terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary set forth herein, each Participating Holder hereby covenants and agrees to purchase from the Company one or more Second Tranche Notes with an aggregate principal amount no less than the “Second Tranche Loan Amount Commitment” set forth opposite such Participating Holder’s name on Schedule A-2. The Company may amend Schedule A-2 to reflect any Second Tranche Closings without the consent of any Holder.

1.

2.3 Mandatory Conversion. If, on the Second Tranche Closing Date, any holder fails to purchase a Note or Notes with an aggregate principal amount equal to the full amount of such Holder’s Second Tranche Loan Amount Commitment as set forth on Schedule A-2 (any such Holder a “Defaulting Holder”), then automatically and without any further action on the part of such Defaulting Holder, the principal balance and any accrued interest on such Defaulting Holder’s existing Note or Notes shall convert into the number of fully paid and nonassessable shares of Common Stock of the Company equal to the principal balance and any accrued interest on such Note divided by $1.00, rounded down to the nearest whole share. Holder acknowledges and agrees that interest shall stop accruing on any Notes subject to conversion pursuant to this Section 2.3 as of the Second Tranche Closing Date.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders as of the date hereof as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

3.2 Corporate Power. The Company has all requisite corporate power to issue the Notes and to carry out and perform its obligations under the Notes and this Agreement. The Company’s Board of Directors (the “Board”) has approved the issuance of the Notes based upon a reasonable belief that the issuance of the Notes is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3 Authorization. All corporate action on the part of the Company, the Board and the Company’s stockholders necessary for the issuance and delivery of the Notes and this Agreement has been taken. The Notes constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon conversion of the Notes (the “Conversion Securities”), when issued in compliance with the provisions of the Notes, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.4 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of the Notes has been obtained.

2.

3.5 Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

3.6 Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of the Notes will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.7 No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of the notes, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) any Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Holder.

3.8 Offering. Assuming the accuracy of the representations and warranties of the Holders contained in Section 4 below, the offer, issue and sale of the Notes and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.9 Use of Proceeds. The Company shall use the proceeds of the Notes solely for the operations of its business, and not for any personal, family or household purpose.

3.10 CFIUS. The Company (A) is not a “TID U.S. business” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”), including all implementing regulations thereof and (B) does not produce, design, test, manufacture, fabricate, or develop any “critical technologies” as that term is defined in 31 C.F.R. §800.215, and consequently the transactions hereby are not Covered Transactions subject to mandatory filing of a mandatory declaration under 31 C.F.R. §800.401(c)(1).

3.

4. Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants to the Company that:

4.1 Purchase for Own Account. The Holder is acquiring the Securities solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3 above, the Holder hereby: (A) acknowledges that, to the Holder’s knowledge, the Holder has received all the material information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until.

(a) There is then in effect a registration statement under the Securities Act of 1933, as amended (the “Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b) The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act; or

(c) Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner), member (or retired member) or similar equity holder of the Holder in accordance with partnership, limited liability company or similar equity interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holders hereunder.

4.5 Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

4.

4.7 Foreign Holders. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Notes, including (A) the legal requirements within the Holder’s jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Holder’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

4.8 Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

5. Conditions to Holders’ Obligations at Closing. The obligations of each Holder under Section 1.1(b) of this Agreement with respect to the First Tranche Initial Closing are subject to the fulfillment on or before such Closing of each of the following conditions, any one or more of which may be waived, in whole or in part, on behalf of all Holders by the holders of a majority of the principal amount of Notes then outstanding (the “Majority Holders”):

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Initial Closing.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

5.3 Convertible Note. The Company shall have delivered an executed Note to each Holder purchasing a Note at such Closing in the principal amount equal to the Purchase Price set forth next to such Holder’s name on Exhibit A to this Agreement.

6. Conditions to the Company’s Obligations at Closing. The obligations of the Company to each Holder with respect to each Closing at which such Holder purchases a Note hereunder are subject to the fulfillment on or before the Closing of each of the following conditions by that Holder:

6.1 Representations and Warranties. The representations and warranties of the Holder contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

6.2 Payment of Purchase Price. The Holder shall have delivered the Purchase Price specified on its signature page to this Agreement.

5.

6.3 Permits, Qualifications and Consents. All permits, authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7. Additional Covenants of the Company.

7.1 In the event of a Conversion upon a SPAC Transaction as described in Section 2(a) of the Notes, the Company will cause the Combined Company (as defined in the Notes) to enter into a registration rights agreement to provide customary registration rights to the Holders with respect to the SPAC Conversion Shares (as defined in the Notes).

8. Miscellaneous.

8.1 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

8.4 Waiver of Right to Jury Trial. EACH OF THE HOLDERS AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, WA 98101-1355, Attn: Alan Hambelton, e-mail:

8.8 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Holder severally and not jointly agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.

8.9 Expenses. The Company and the Holders shall each bear their respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

8.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Holders. The Company may not assign or delegate any of its rights or duties hereunder without the prior written consent of the Majority Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes, and the Company.

8.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.12 Further Assurances. Each Holder and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

8.13 Conflicts. In the event of any conflict between the provisions of the Notes and this Agreement, the provisions of the Notes shall govern.

8.14 Entire Agreement. This Agreement, any letter agreement delivered in connection with the purchase of a Note, and, with respect to each Holder, the applicable Note, constitute the entire agreement among the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

[Remainder of Page Intentionally Left Blank]

7.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CERO THERAPEUTICS, INC.

By:
Name:	Daniel Corey, MD
Title:	Chief Executive Officer

SIGNATURE PAGE TO
CONVERTIBLE NOTE PURCHASE AGREEMENT

8.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HOLDER:

[ ]

By:
Name:
Title:
Address:
Email:

SIGNATURE PAGE TO
CONVERTIBLE NOTE PURCHASE AGREEMENT

9.

SCHEDULE A-1
SCHEDULE OF HOLDERS

10.

SCHEDULE A-2
SCHEDULE OF HOLDERS

11.

EXHIBIT A

FORM OF NOTE

12.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Note Series:	2023A
Note Number:
Date of Note:
Principal Amount of Note:	$

For value received CERo Therapeutics, Inc., a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above with simple interest on the outstanding principal amount at the rate of 8% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable upon request of the Holder on or after December 31, 2023 (the “Maturity Date”).

1. Basic Terms.

(a) Series of Notes. This convertible promissory note (the “Note”) is issued as part of a series of notes designated by the Note Series above (collectively, the “Notes”), and having an aggregate principal amount not to exceed $3,000,000 and issued in a series of multiple closings to certain persons and entities (collectively, the “Holders”) in connection with that certain Note Purchase Agreement dated as of May [_], 2023, by and among the Company and the Holders (as the same may be amended and/or restated from time to time, the “Note Purchase Agreement”). The Company shall maintain a ledger of all Holders.

(b) Payments. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

(c) Prepayment. The Company may not prepay this Note without the consent of the Holders of a majority of the outstanding principal amount of the Notes (the “Majority Holders”).

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2. Conversion and Repayment.

(a) Conversion upon SPAC Transaction. In the event that the Company enters into a transaction in which the Company’s capital stock is exchanged for or otherwise converted into securities that are publicly listed, or contemplated to be publicly listed pursuant to the transaction governing such exchange or conversion, on a securities exchange, through the consummation of a merger, share exchange or business combination with a publicly listed shell company or “special purpose acquisition corporation” (a “SPAC” and such transaction a “SPAC Transaction”), while this Note remains outstanding, the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into shares of the surviving company of such SPAC Transaction (the “Combined Company”) at a conversion price per share equal to (i) the dollar volume-weighted average price for Class A Common Shares of the surviving company on the date of the closing of the SPAC Transaction, (ii) multiplied by 0.75. The shares issued to the Holder in the event of conversion in accordance with this Section 2(a) shall be “SPAC Conversion Shares”.

(b) Earn Out Participation. In the event that the Company enters into a SPAC Transaction and this Note converts into SPAC Conversion Shares as described in Section 2(a), the Holder shall be entitled to receive its pro rata share of 80% of any earn out consideration contemplated in the associated Business Combination Agreement or other documents comprising the SPAC Transaction.

(c) Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its preferred stock to investors (the “Investors”) for bona fide capital raising purposes while this Note remains outstanding in an equity financing with total proceeds to the Company of not less than $30,000,000 (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes) (a “Qualified Financing”), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into preferred stock sold in the Qualified Financing at a conversion price per share equal to the cash price paid per share for preferred stock by the Investors in the Qualified Financing multiplied by 0.75. The issuance of preferred stock pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to preferred stock sold in the Qualified Financing.

(d) Liquidation Premium. In the event of a Liquidation Event (as defined below) of the Company while this Note remains outstanding, the Company shall repay the Holder in cash an amount equal to the Holder’s pro rata share of 80% of the proceeds available for distribution, up to a maximum amount of the principal amount of this Note times 3. For the purposes of this Note, a “Liquidation Event” means any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, including (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, (provided that, for the purpose of this Section 2(d), all shares of common stock of the Company issuable upon exercise of options outstanding immediately prior to such consolidation or merger or upon conversion of other securities exercisable for or convertible into common stock of the Company outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock of the Company are converted or exchanged),; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company’s assets, or the exclusive license of all or substantially all of the Company’s material intellectual property; provided that a Liquidation Event shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (iv) the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; provided, in each case, that a Liquidation Event shall not include any SPAC Transaction. The Company shall give the Holder notice of a Liquidation Event not less than 10 days prior to the anticipated date of consummation of the Liquidation Event. Any repayment pursuant to this paragraph in connection with a Liquidation Event shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Liquidation Event or its agent) following the Liquidation Event in connection with payment procedures established in connection with such Liquidation Event.

14.

(e) Mandatory Conversion. In the event the Holder becomes a “Defaulting Holder” as such term is used and defined in the Note Purchase Agreement, then automatically and without any further action on the part of the Holder and in accordance with Section 2.3 of the Note Purchase Agreement, the principal balance and any accrued interest on this Note shall convert into the number of fully paid and nonassessable shares of Common Stock of the Company equal to the principal balance and any accrued interest on this Note divided by $1.00, rounded down to the nearest whole share.

(f) Procedure for Conversion. In connection with any conversion of this Note into capital stock, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Financing, all financing documents executed by the Investors in connection with such Qualified Financing). The Company shall not be required to issue or deliver the capital stock into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into capital stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.

(g) Interest Accrual. If a SPAC Transaction, Liquidation Event or Qualified Financing is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the SPAC Transaction, Liquidation Event or Qualified Financing.

3. Events of Default.

(a) If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Majority Holders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

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(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

(b) In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

4. Miscellaneous Provisions.

(a) Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b) Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c) Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(d) Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived with the written consent of the Company and the Majority Holders; provided that any amendment to decrease the principal amount or interest payable on any Note or extend the Maturity Date shall require the written consent of each Holder. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes, and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver.

(e) Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(f) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(g) Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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(h) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(i) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, WA 98101-1355, Attn: Alan Hambelton, e-mail:

(j) Expenses. Each of the Company and the Holder shall bear such party’s respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

(k) Waiver of Conflicts. Each party to this Note acknowledges that Cooley LLP (“Cooley”) has acted as counsel solely to the Company with respect to this Note and the transactions contemplated hereby (together, the “Note Financing”), and has negotiated the terms of the Note Financing solely on behalf of the Company. Cooley may have, in the past, represented and/or may, now or in the future, represent the Holder and/or its affiliates in other matters, including matters that are similar, but not substantially related, to the Note Financing. The applicable rules of professional conduct require that Cooley inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. Each of the Company and the Holder hereby (i) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (ii) acknowledges that, with respect to the Note Financing, Cooley has represented solely the Company and no other party, and (iii) gives its informed consent to Cooley’s representation of the Company in the Note Financing and Cooley’s representation of the Holder and/or its affiliates in other matters.

(l) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(m) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

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(n) Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making the Holder’s investment or decision to invest in the Company.

(o) Senior Indebtedness. The indebtedness evidenced by this Note is senior in right of payment in full to the prior payment of any other indebtedness of the Company.

(p) Security Interest.

To secure payment of all amounts due under the Notes, the Company grants to Holder a security interest in all of its personal property, now existing or hereafter arising, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof.

(q) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

(r) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

[Signature pages follow]

18.

The parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY:

CERo Therapeutics, Inc.

By:
Name:	Daniel Corey, MD
Title:	Chief Executive Officer

E-mail:

Address:	201 Haskins Way, Suite 230
South San Francisco, California 94080

19.

The parties have executed this Convertible Promissory Note as of the date first noted above.

HOLDER (if an entity):

Name of Holder:

By:
Name:
Title:
E-mail:
Address:

HOLDER (if an individual):

Name of Holder:
Signature:

E-mail:
Address:

20.